Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form S-1

(Form Type)

SportsMap Tech Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(g)	9,131,250(3)	$11.50(4)	$105,009,375	0.0001476	$15,499.38
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	15,562,754 (5)	$10.72(6)	$166,832,723	0.0001476	$24,624.51
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(h)	1,380,132 (7)	$6.45(8)	$8,901,851	0.0001476	$1,313.91
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	2,317,740(9)	$10.72(6)	$24,846,173	0.0001476	$3,667.30
Fees to be Paid	Other	Warrants to purchase Common Stock	457(g)	506,250	—	—	0.0001476	—(10)
Fees Previously Paid				—	—	—		—
	Total Offering Amounts					$11,757,491(11)	0.0001476	$1,735.41(12)
	Total Fees Previously Paid					—		$43,369.70(13)
	Total Fee Offsets					—		—
	Net Fee Due							$1,735.41(14)

(1)

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457 under the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001476.
(3)

Consists of shares of Common Stock issuable upon the exercise of (x) 506,250 outstanding privately placed warrants (the “Private Placement Warrants”) to purchase Common Stock and (y) 8,625,000 outstanding publicly issued warrants (together with the Private Placement Warrants, the “SPAC Warrants”).

(4)	The price per share is based upon the initial exercise price per SPAC Warrant of $11.50.
(5)

Consists of (i) 3,550,000 shares of Common Stock held by certain registered holders of the registrant, (ii) 8,240,104 shares of Common Stock issued in connection with the Business Combination (as defined in the registration statement to which this exhibit forms a part), (iii) up to 680,500 shares of Common Stock issuable upon conversion of the Financing Notes (as defined in the registration statement to which this exhibit forms a part), (iv) up to 2,245,650 shares of Common Stock issuable in lieu of cash interest on the Financing Notes, (v) up to 506,250 shares of Common Stock issuable upon the exercise of the Private Placement Warrants and (vi) up to 340,250 shares of Common Stock issuable upon the exercise of the Financing Warrants (as defined in the registration statement to which this exhibit forms a part).

(6)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $10.72, which is the average of the high $11.00 and low $10.45 prices of Common Stock on The Nasdaq Global Market on December 8, 2023 (such date being within five business days of the date that this registration statement was first filed with the SEC).

(7)	Represents shares of Common Stock reserved for issuance upon the exercise of options to purchase shares of Common Stock.
(8)

Pursuant to Rule 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $6.45, which is the weighted average exercise price at which the options covered by this registration statement may be exercised.

(9)	Represents shares of Common Stock reserved for issuance upon the settlement of restricted stock awards.
(10)

In accordance with Rule 457(g) of the Securities Act, the entire registration fee for the Private Placement Warrants is allocated to the shares of Common Stock underlying the Private Placement Warrants, and no separate fee is payable for the Private Placement Warrants.

(11)

Represents the Maximum Aggregate Offering Price of $305,590,122 minus the Maximum Aggregate Offering Price of $293,832,631 calculated in connection with the initial filing of this registration statement on Form S-1 on November 13, 2023 (the “Initial Registration Statement”).

(12)	Represents the Maximum Aggregate Offering Price of $11,757,491 multiplied by the current fee rate (the “Additional Fee”).
(13)	The registrant previously paid registration fees of $43,369.70 in connection with the filing of the Initial Registration Statement on November 13, 2023.
(14)	Represents the Additional Fee.